As filed with the Commission on August 28, 1996
                                    Registration No. 333-_____
=================================================================


               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
                       _________________

                            FORM S-8
                     REGISTRATION STATEMENT
                             Under
                   The Securities Act of 1933
                   __________________________

                 MERIDIAN INSURANCE GROUP, INC.
     (Exact name of registrant as specified in its charter)

          Indiana                             35-1689161
(State or other jurisdiction     (I.R.S. Employer Identification No.)
of incorporation or organization)

   2955 North Meridian Street                          46206-1980
      Post Office Box 1980                             (Zip Code)
      Indianapolis, Indiana
(Address of Principal Executive Offices)
                          ____________

                 MERIDIAN INSURANCE GROUP, INC.
               1996 EMPLOYEE INCENTIVE STOCK PLAN
                    (Full title of the plan)

                        J. Mark McKinzie
                 Meridian Insurance Group, Inc.
                   2955 North Meridian Street
                      Post Office Box 1980
                Indianapolis, Indiana 46206-1980
            (Name and address of agent for service)

                         (317) 931-7000
 (Telephone number, including area code, of agent for service)

                           Copies to:
                        Tibor D. Klopfer
                        Baker & Daniels
                   300 North Meridian Street
                           Suite 2700
                  Indianapolis, Indiana 46204
                        _______________

                CALCULATION OF REGISTRATION FEE
_________________________________________________________________

Title of     Amount to be  Proposed  Proposed  Amount of
Securities   Registered*    Maximum  Maximum   Registration
to be                      Offering  Aggregate Fee*
Registered                 Price     Offering
                           Per Share*  Price*
_________________________________________________________________

Common Shares,   750,000
without par      Shares    $14.125  $10,593,750   $3,653
value
_________________________________________________________________

*Calculated pursuant to Rule 457(c) and (h) based upon the
average of the high and low prices for the Common Shares, as reported on the Nasdaq National Market System on August 23, 1996.
_________________________________________________________________

                            FORM S-8
                  Registration Statement Under
                   The Securities Act of 1933

                 MERIDIAN INSURANCE GROUP, INC.


                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

      The Company's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 0-11413), and the information set forth under the caption "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") (File No. 0-11413), including any amendments or reports filed for the purpose of updating such description, are incorporated herein by reference. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year for which audited financial statements are contained in the annual report described above are incorporated herein by reference. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents with the Commission. The Company will promptly provide without charge to each person to whom a prospectus is delivered, a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information), upon the written or oral request of such person directed to the Secretary of the Company at its principal offices, 2955 North Meridian Street, P.O. Box 1980, Indianapolis, Indiana 46206.

Item 6.  Indemnification of Directors and Officers.

      Chapter 37 of the Indiana Business Corporation Law empowers a corporation to indemnify any individual who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, against reasonable expenses (including counsel fees), judgments, fines (including any excise tax assessed with respect to an employee benefit plan), penalties and amounts paid in settlement incurred by him in connection with such action, suit or proceeding (i) if he acted in good faith, and (ii) in the case of conduct in his official capacity with the corporation, if he reasonably believed his conduct was in the best interests of the corporation or, in all other cases, if he reasonably believed his conduct was at least not opposed to the best interests of the corporation (or with respect to an employee benefit plan, if he reasonably believed his conduct was in the interests of the participants in and beneficiaries of the plan), and (iii) with respect to any criminal action or proceeding, if he had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful.

     Chapter 37 further provides that a corporation shall, unless limited by its articles of incorporation, indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any action, suit or proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection therewith. Chapter 37 expressly states that the indemnification thereby provided does not exclude any other rights to indemnification to which a person may be entitled. Chapter 37 empowers a corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify the individual against the same liability under Chapter 37. Finally, Chapter 37 empowers a corporation, under certain circumstances, to advance to an individual expenses incurred in connection with an action, suit or proceeding prior to the final disposition thereof; and empowers a court of competent jurisdiction, in certain cases, to order indemnification of a director or officer irrespective of whether the director or officer met the standards of conduct set forth above.

      Reference is made to Section 7.01 of Article VII of the Restated Articles of Incorporation of the registrant concerning indemnification of directors and officers.

       The registrant has obtained directors' and officers' liability insurance, the effect of which is to indemnify the directors and officers of the registrant against certain losses caused by an error, misstatement or misleading statement, wrongful act, omission, neglect or breach of duty by them or any matter claimed against them in their capacities as directors and officers.

Item 8.  Exhibits

      The list of Exhibits is incorporated herein by reference to the Index to Exhibits at page 8.

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                           SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on August 27, 1996.

                              MERIDIAN INSURANCE GROUP, INC.


                              By:/s/ Norma J. Oman
                                 Norma J. Oman,
                                 President and Chief Executive
                                 Officer



                       POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes Norma J. Oman and Steven R. Hazelbaker, and each of them singly, such person's true and lawful attorneys, with full power to them and each of them to sign for such person and in such person's name and capacity indicated below, any and all amendments to this registration statement, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all amendments.


   Signature                   Title                      Date

/s/ Norma J. Oman             President, Chief        August 27, 1996
Norma J. Oman                 Executive Officer
                              and Director (Principal
                              Executive Officer)

/s/ Steven R. Hazelbaker      Vice President, Chief   August 27, 1996
Steven R. Hazelbaker          Financial Officer &
                              Treasurer(Principal
                              Financial and
                              Accounting Officer)

/s/ Joseph D. Barnette, Jr.   Director                August 27, 1996
Joseph D. Barnette, Jr.

/s/ John T. Hackett           Director                August 27, 1996
John T. Hackett

/s/ Ramon L. Humke            Director                August 27, 1996
Ramon L. Humke

/s/ Sarah W. Rowland_         Director                August 27, 1996
Sarah W. Rowland

/s/ Van P. Smith              Director                August 27, 1996
Van P. Smith

/s/ Harold C. McCarthy_       Director                August 27, 1996
Harold C. McCarthy

/s/ Thomas H. Sams            Director               August 27, 1996
Thomas H. Sams

/S/ David M. Kirr             Director               August 27, 1996
David M. Kirr


                       INDEX TO EXHIBITS

Exhibit No.          Description of Exhibit             Page Number
                                                        This Filing
_____________________________________________________________________

     4(C)      1996 Employee Incentive Stock Plan


     5         Opinion of Baker & Daniels as to the legality of
                the securities being registered


     23 (A)    Written Consent of Coopers & Lybrand, L.L.P.

     23 (B)    Written Consent of Baker & Daniels (contained in
                their opinion filed as Exhibit 5)


                  MERIDIAN INSURANCE GROUP INC.
               1996 EMPLOYEE INCENTIVE STOCK PLAN

                            ARTICLE I

                   Purpose and Effective Date

1.1. Purpose. The purpose of the Plan is to provide financial incentives for selected Key Employees of the Meridian Group, thereby promoting the long-term growth and financial success of the Meridian Group by (i) attracting and retaining employees of outstanding ability, (ii) strengthening the Meridian Group's capability to develop, maintain, and direct a competent management team, (iii) providing an effective means for selected Key Employees to acquire and maintain ownership of Meridian Stock, (iv) motivating Key Employees to achieve long-range performance goals and objectives, and (v) providing incentive compensation opportunities competitive with those of other major corporations.

1.2. Effective Date and Expiration of Plan. The Plan shall be effective May 8, 1996. Unless earlier terminated by the Board pursuant to Section 7.3 the Plan shall terminate on the tenth anniversary of its Effective Date. No Award shall be made pursuant to the Plan after its termination date, but Awards made prior to the termination date may extend beyond that date.

                           ARTICLE II

                           Definitions

The following words and phrases, as used in the Plan, shall have these meanings:

2.1 "Award" means individually or collectively, any Option, Tandem SAR, SAR, or Stock or Restricted Stock Award.

2.2  "Board" means the Board of Directors of the Company.

2.3  "Code" means the Internal Revenue Code of 1986, as amended.

2.4 "Committee" means a committee of not less than three persons appointed by the Board from the Compensation Committee of the Board or from the Executive Committee of the Board, each of whom shall be a Disinterested Person.

2.5 "Company" means Meridian Insurance Group, Inc. and its successors and assigns.

2.6 "Disinterested Person" means any person who, at the time discretion under the Plan is exercised, meets the definition of a "disinterested person" in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and then applicable to the Company.

2.7  "Effective Date" means May 8, 1996.

2.8 "Fair Market Value" means, as of any specified date, an amount equal to the mean between the reported high and low bid prices of Meridian Stock on the specified date on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or, if no such quotation is available, the fair market value on the specified date of the share of such stock as determined by the Board in good faith, and at such time as the shares are traded on the National Market System the price for purposes of this paragraph shall be the last reported sales price on the specified date.

2.9 "Incentive Stock Option" means an option within the meaning of Section 422(b) of the Code.

2.10 "Key Employee" means an employee of one of the Companies in the Meridian Group who occupies a responsible executive, managerial, insurance professional, or administrative position and who has the capacity to contribute to the success of the Meridian Group.

2.11 "Meridian  Group"  means  the  Company  and  each  of   its'
subsidiaries  and  Meridian Mutual Insurance  Company,   on   and
after the Effective Date.

2.12 "Meridian Stock" means common shares of the Company.

2.13 "Nonqualified Stock Option" means an Option granted under the Plan other than an Incentive Stock Option.

2.14 "Option" means both a Nonqualified Stock Option and an Incentive Stock Option to purchase Meridian Stock.

2.15 "Option  Price" means the price at which Meridian Stock  may
be purchased under an Option as provided in Section    5.4.

2.16 "Participant" means a Key Employee to whom an Award has been made under the Plan.

2.17 "Personal Representative" means the person or persons who, upon the death, disability, or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option or the right to any Restricted Stock Award theretofore granted or made to such Participant.
2.18 "Plan" means Meridian Insurance Group, Inc. 1996 Employee Incentive Stock Plan.

2.19 "Reload Option" means an Option described in Section 5.7 of the Plan.

2.20 "Restricted Stock" means Meridian Stock subject to the terms
and   conditions  of Sections 6.1 through Section  6.6   of   the
Plan.

2.21 "Restricted  Stock  Award"  means  an  Award  granted  under
Sections 6.1 through 6.6 of the Plan.

2.22 "Restriction Period" means a period of time determined under
Section  6.2  during which Restricted Stock is  subject  to   the
terms and conditions provided in Section 6.3.

2.23 "SAR" means a stock appreciation right granted under Section
5.10.

2.24 "Stock Award" means an Award in the form of Meridian Stock as described under Section 6.7 of the Plan.

2.25 "Stock  Option  Agreement" means an agreement  entered  into
between a Participant and the Company under Section    5.3.

2.26 "Subsidiary"  means a corporation, domestic or foreign,  the
majority   of  the  voting stock of which is owned  directly   or
indirectly   by   the   Company  or Meridian   Mutual   Insurance
Company.

2.27 "Tandem  SAR" means a stock appreciation right described  in
Section   5.9 of the Plan.

                           ARTICLE III

                         Administration

3.1 Committee to Administer. The Plan shall be administered by the Committee. The Committee shall have full power and authority to interpret and administer the Plan and to establish and amend rules and regulations for its
administration.The Committee's decisions shall be final and conclusive with respect to the interpretation of the Plan and any Award made under it.

A majority of the members of the Committee shall constitute a quorum for the conduct of business at any meeting. The Committee shall act by majority vote of the members present at a duly convened meeting, which may include a meeting by conference telephone call held in accordance with applicable law. Action may be taken without a meeting if written consent thereto is given in accordance with applicable law.
3.2 Powers of Committee. (a) Subject to the provisions of the Plan, the Committee shall have authority, in its discretion, to determine those Key Employees who shall receive an Award, the time or times when such Award shall be made, and the type of Award to be granted.

(b) The Committee shall determine the terms, restrictions, and provisions of the agreement relating to each Award, including such terms, restrictions, and provisions as shall be necessary to cause certain options to qualify as Incentive Stock Options. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award, in such manner and to the extent the Committee shall determine in order to carry out the purpose of the plan. The Committee may, in its discretion, accelerate (i) the date on which any Option or SAR may be exercised, or (ii) the date of termination of the restrictions applicable to a Restricted Stock Award, if the Committee determines that to do so will be in the best interests of the Company and the Participants in the Plan.

                           ARTICLE IV

                             Awards

4.1 Awards. Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate. Awards under a particular section of the Plan need not be
uniform   and   Awards  under two  or  more   sections   may   be
combined in one agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Key Employee.

4.2 Eligibility For Awards. An Award may be made to any Key Employee selected by the Committee. In making this selection and in determining the form and amount of the Award, the Committee may give consideration to the functions and responsibilities of the respective Key Employee, his or her present and potential contributions to the success of the Meridian Group, the value of his or her services to the Meridian Group, and such other factors deemed relevant by the Committee.

4.3 Shares Available Under the Plan. The Meridian Stock to be offered under the Plan pursuant to Options, Tandem SARs, Restricted Stock Awards, and Stock Awards may be authorized but unissued Meridian Stock or Meridian Stock previously issued and outstanding and reacquired by the Company. Subject to adjustment under Section 7.2, no more than an aggregate of
750,000   shares  of  Meridian  Stock  shall   be  issuable  upon
exercise of Options (including Reload Options) and Tandem SARs and pursuant to Restricted Stock Awards and Stock Awards granted under the Plan. SARs with respect to no more than 250,000 shares of Meridian Stock may be granted under Section 5.10 of the Plan. Any shares of Meridian Stock subject to an Option which for any reason is canceled or terminated without having been exercised, or any shares of Restricted Stock which are forfeited, shall again be available for Awards under the Plan. Shares subject to an Option canceled upon the exercise of an SAR shall not again be available for Awards under the Plan.

                            ARTICLE V

           Stock Options and Stock Appreciation Rights

5.1 Award of Stock Options. The Committee may, from time to time, subject to the provisions of the Plan and such terms and conditions as the Committee may prescribe, award Incentive
Stock Options and Nonqualified Stock Options to any Key Employee. Awards of Incentive Stock Options and Nonqualified Stock Options shall be separate and not in tandem.

5.2 Period of Option. (a) Unless otherwise provided in the related Stock Option Agreement, an Option granted under the Plan shall be exercisable only after twelve months have elapsed from the date of grant. After the twelve-month waiting period, the Option may be exercised at any time during the term of the Option, in whole or in installments, as specified in the related Stock Option Agreement. Subject to Section 5.6, the duration of each Option shall not be more than ten years from the date of grant.

(b) Except as provided in Section 5.6, an Option may not be exercised by a Participant unless such Participant is then, and continually (except for sick leave, military service, or other approved leave of absence) after the grant of the Option has been, an employee of one of the Companies in the Meridian Group.

5.3  Stock Option Agreement.  Each Option shall be evidenced by a
Stock   Option   Agreement, in such form  and   containing   such
provisions not inconsistent with the provisions of the   Plan  as
the Committee from time to time shall approve.

5.4 Option Price, Exercise, and Payment. The Option Price of Meridian Stock under each Option shall be determined by the Committee, but the Option price of Meridian Stock under an
Incentive Stock Option shall be a price not less than 100 percent of the Fair Market Value of Meridian Stock at the date such Incentive Stock Option is granted, as determined by the Committee. Options may be exercised from time to time by giving written notice of exercise to the Treasurer of the Company, specifying the number of shares to be purchased. No Option may be exercised for less than ten shares unless the issue of a lesser number is enough to exhaust the Option. The notice of exercise shall be accompanied by payment in full of the Option Price in cash or its equivalent, provided, however, that if the Committee, in its discretion, so provides in the related Stock Option Agreement, the Option Price may be paid in whole or in part through the transfer to the Company of shares of Meridian Stock previously acquired by the Participant, provided the shares so transferred have been held by the Participant for a period of more than one year and, further provided, that no Restricted Stock may be transferred as payment of the Option Price. In the event such Option Price is paid, in whole or in part, with shares of Meridian Stock, the portion of the Option Price so paid shall be equal to the value, as of the date of exercise of the Option, of such shares. The value of such shares shall be equal to the number of such shares multiplied by the average of the high and low sales prices of Meridian Stock quoted on the National Association of Securities Dealers, Inc. Automated Quotation System on the trading day coincident with the date of exercise of such Option (or the immediately preceding trading day if the date of exercise is not a trading day). Such shares must be delivered (along with the portion to be paid in cash) within three days after the date of exercise. If the Participant fails to pay the Option Price within such three-day period, the Committee shall have the right to take whatever action it deems appropriate, including voiding the exercise of
the  Option.          The   Company shall not issue  or  transfer
Meridian Stock upon exercise of an Option until the Option Price is fully paid.

5.5 Limitations on Exercise of Incentive Stock Options. (a) The aggregate Fair Market value (determined as of the time such Option is granted) of Meridian Stock with respect to which Incentive Stock Options are exercisable for the first time by a Key Employee during any calendar year (under all plans of the Company, and its Subsidiaries) shall not exceed $100,000.

(b)   An Incentive Stock Option shall not be awarded  to any  Key
Employee   who,  at  the  time  of  award,  owns  Meridian  Stock
possessing more than ten percent of the total combined voting power of all classes of stock of the Company.

5.6 Termination of Employment. (a) If a Participant shall cease to be employed by a Company in the Meridian Group for reasons other than (i) death, (ii) discharge for cause, or
(iii)   voluntary   action   of  the  Participant   without   the
written consent of the President of the Company (or the President's delegate), the Participant may exercise an Option at any time within three years after such termination, to the extent of the number of shares covered by such Option which were purchasable at the date of such termination; provided, however, that an Option shall be so exercisable only until the earlier of the expiration of such three-year period or the expiration date of such Option.

(b) If a Participant shall cease to be employed by a Company in the Meridian Group either (i) for cause or (ii) by voluntary action of the Participant without the written consent of the President of the Company (or the President's delegate), any Options of such Participant shall expire and any rights thereunder shall terminate immediately.

(c) Should a Participant die either while in the employ of a Company in the Meridian group or after termination of such employment (other than discharge for cause or by voluntary action of the Participant without the written consent of the
President of the Company or the President's delegate), the Option rights of such deceased Participant may be exercised by his or her Personal Representative until the earlier of one year after the Participant's death or three years after his or her termination of employment to the extent of the number of shares covered by such Option which were purchasable at the date of such death except that an Option shall not be so exercisable on any date beyond the expiration date of such Option.

If a Participant who was granted an Incentive Stock Option should die within thirty days prior to the expiration date of such Option, if on the date of death the Participant was then entitled to exercise such Option, and if the Option expires without being exercised, the Personal Representative of the Participant shall receive in settlement a cash payment from the Company of a sum equal to the amount, if any, by which the Fair Market Value (determined on the expiration date of the Option) of Meridian Stock subject to the Option exceeds the Option Price.

5.7 Reload Option (a) Concurrently with the award of Options to a Participant under the Plan the Committee may authorize Reload Options to purchase for cash or shares a number of shares of Meridian Stock. The number of Reload Options shall equal:

     (i) the number of shares of Meridian Stock used to exercise the underlying Options and

      (ii)  to  the  extent  authorized  by   the Committee,  the
number  of  shares of Meridian  Stock used  to  satisfy  any  tax withholding requirement incident to the exercise of the underlying Options. The grant of a Reload Option will become effective upon the exercise of underlying Options or Reload Options through the use of shares of Meridian Stock held by the optionee for at least 12 months or such longer period as determined by the Committee. Notwithstanding the fact that the underlying option may be an Incentive Stock Option, a Reload Option may qualify as an "incentive stock option" subject to Section 422 of the Internal Revenue Code of 1986.

(b) Each Stock Option Agreement shall state whether the Committee has authorized Reload Options with respect to the underlying Options. Upon the exercise of an underlying Option or other Reload Option, the Reload Option will be evidenced by an amendment to the underlying Stock Option Agreement.

(c) The option price per share of Meridian Stock deliverable upon the exercise of a Reload Option shall be the Fair Market Value of a share of Meridian Stock on the date the grant of the Reload Option becomes effective.
(d) Each Reload Option is fully exercisable six months from the effective date of grant. The term of each Reload Option shall be equal to the remaining option term of the underlying Option.

(e) The Committee may in its discretion limit the number of Reload exercises available to a Participant, or restrict the availability of a Reload Option until a specified level of stock price appreciation occurs in the underlying Options.

5.8 Shareholder Rights and Privileges. A Participant shall have no rights as a shareholder with respect to any shares of Meridian Stock covered by an Option until the issuance of a stock certificate to the Participant representing such shares.

5.9 Award of Tandem SARs. (a) At any time prior to six months before an Option's expiration date, the Committee may award to the Participant a Tandem SAR related to the Option.

(b) The Tandem SAR shall represent the right to receive payment of an amount equal to the amount, if any, by which the average of the high and low sales prices of Meridian Stock quoted on the National Association of Securities Dealers, Inc. Automated Quotation System on the trading day immediately preceding the date of exercise of the Tandem SAR exceeds the Option Price.

(c)   Tandem  SARs shall be evidenced by either the Stock  Option
Agreement or a separate agreement between the Company and the Participant.

(d) A Tandem SAR shall be exercisable only at the same time and to the same extent and subject to the same conditions as
the  Option   related   thereto    is
exercisable, except that the Committee may prescribe additional conditions and limitations on the exercise of any Tandem SAR. A Tandem SAR shall be transferable only when the related Option is transferable, and under the same conditions. The exercise of a Tandem SAR shall cancel the related Option. Tandem SARs may be exercised only when the value of a share of Meridian Stock subject to the related Option exceeds the Option Price. Such value shall be determined in the manner specified in Section 5.9(b).

(e) A Tandem SAR shall be exercisable only by written notice to the Treasurer of the Company and only to the extent that the related Option is exercisable. However, a Tandem SAR shall in no event be exercisable during the first six months of its term, except in the event of death or disability of the Participant prior to the expiration of such six-month period.

(f) All Tandem SARs shall automatically be exercised on the last trading day prior to the expiration of the related Option, so long as the value of a share of Meridian Stock exceeds the Option Price, unless prior to such day the holder instructs the Treasurer otherwise in writing. Such value shall be determined in the manner specified in Section 5.9(b).

(g) Payment of the amount to which a Participant is entitled upon the exercise of a Tandem SAR shall be made in cash, Meridian Stock, or partly in cash and partly in Meridian Stock, as the Committee shall determine at the time of the Award. To the extent that payment is made in Meridian Stock, the shares shall be valued in the manner specified in Section 5.9(b).

(h)   Each Tandem SAR shall expire on a date determined  by   the
Committee  at  the  time  of  Award,  or,  if   later,  upon  the
termination of the related Option.

5.10 Stock Appreciation Rights (a) Participants may be awarded SARs for a period of five years or such shorter period greater than six months as may be determined by the Committee (the "Designated Period"). That Designated Period may vary as among Participants and as among Awards to a Participant. At the end of the Designated Period with respect to a Participant, that Participant shall receive an amount equal to the appreciation in market value of his or her SARs as determined in Section 5.10(b) of the Plan. That amount shall be payable in cash, Meridian Stock, or partly in cash and partly in Meridian Stock (as determined in its sole discretion by the Committee). The value of any shares of Meridian Stock so payable shall be measured by the Fair Market Value of
Meridian Stock on the day on which the Designated Period ends. No fractional shares shall be issued but a Participant shall be entitled to a cash adjustment for a fractional share that would otherwise be issued.

(b) The market value of one SAR on a valuation date for purposes of the Plan shall be considered to be the Fair Market Value of one share of Meridian Stock on that valuation date. The market value of SARs held by a Participant on a valuation date shall be determined by multiplying the number of SARs held by that Participant by the market value of one SAR on that valuation date. The appreciation in market value of SARs for purposes of determining payments to be made to a Participant shall be measured by determining the market value of SARs held by that Participant on the day on which the Designated Period of those SARs ends and subtracting from that the market value of the same SARs on the date awarded to that Participant. The measurement of appreciation shall be made separately with respect to each separate award of SARs.

(c) The SARs shall be used solely as a device for the measurement and determination of the amount to be paid to Participants. The SARs shall not constitute or be treated as property or as a trust fund of any kind. All amounts at any time attributable to the SARs shall be and remain the sole property of the Company and all Participants' rights hereunder are limited to the rights to receive cash and shares of Meridian Stock as provided in this Plan.

(d) In the event of an adjustment of shares of Meridian Stock pursuant to Section 7.2, the number of SARs of a Participant and the maximum number of SARs and shares of
Meridian Stock provided in Section 4.3 shall be adjusted in the same manner as shares of Meridian Stock reflected by those SARs would be adjusted.

5.11 Rules Relating to Exercise. In the case of a Participant subject to the restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended, no Tandem SAR, SAR or other stock appreciation right (referred to in Rule 16b-3(e) or any successor rule under the Securities Exchange Act of 1934, as amended (collectively, a "Stock Appreciation Right") shall be exercised except in compliance with any applicable requirements of Rule 16b-3 or any successor rule. If a full or partial settlement in cash would result, (i) such a Participant may not exercise a Stock Appreciation Right or any related Option during the first six months of the term of the Stock Appreciation Right or Option to be exercised; and (ii) such a Participant may exercise a Stock Appreciation Right only either: (A) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, unless a different period is specified by Rule 16b-3(e) or any successor rule; (B) pursuant to an irrevocable election to exercise made at least six months in advance of the effective date of the election, which election shall be subject to the consent or disapproval of the Committee; or (C) pursuant to an election to exercise incident to death, retirement, disability or termination of employment.

                           ARTICLE VI

                Stock and Restricted Stock Awards

6.1  Award  of Restricted Stock.  (a)  The Committee may  make  a
Stock   Award   or  Restricted Stock  Award  or   both   to   any
Participant,   subject to this Article VI  and  to   such   other
terms and conditions as the Committee may prescribe.

(b) Each certificate for Restricted Stock shall be registered in the name of the Participant and deposited by him or her, together with a stock power endorsed in blank, with the Company.

6.2 Restriction Period. At the time of making a Restricted Stock Award, the Committee shall establish the Restriction Period applicable to such Award. The Committee may establish different Restriction Periods from time to time and each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee.
Restriction Periods, when established for each Restricted Stock Award, shall not be changed except as permitted by
Section 6.3.

6.3 Other Terms and Conditions. Meridian Stock, when awarded pursuant to a Restricted Stock Award, will be represented by a stock certificate registered in the name of the Participant who receives the Restricted Stock Award. Such certificate shall be deposited with the Company as provided in
Section 6.1(b). The Participant shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Meridian Stock and all other shareholder's rights, with the exception that (i) the Participant will not be entitled to delivery of the stock certificate during the Restriction Period, (ii) the Company will retain custody of the Meridian Stock during the Restriction Period, and (iii) a breach of a restriction or a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award will cause a forfeiture of the
Restricted Stock Award. The Committee may, in addition, prescribe additional restrictions, terms, or conditions upon or to the Restricted Stock Award.

6.4 Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement in such form and containing such terms and conditions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

6.5 Termination of Employment. The Committee may, in its sole discretion, establish rules pertaining to the Restricted Stock Award in the event of termination of employment (by retirement, disability, death, or otherwise) of a Participant prior to the expiration of the Restriction Period.

6.6 Payment for Restricted Stock. Restricted Stock Awards may be made by the Committee under which the Participant shall not be required to make any payment for the Meridian Stock or, in the alternative, under which the Participant, as a condition to the Restricted Stock Award, shall pay all (or any lesser amount than all) of the Fair Market Value of the Meridian Stock, determined as of the date the Restricted Stock Award is made. If the latter, such purchase price shall be paid in cash as provided in the Restricted Stock Award Agreement.

6.7 Unrestricted Stock Award. (a) Grant or Right to Receive. The Committee, in its sole discretion, (a) may offer a Participant who has earned a cash bonus or other cash incentive award the right to receive payment of such bonus or incentive award in the form of Meridian Stock, or (b) may require a Participant who has earned a cash bonus or other cash incentive award to take payment of such bonus or incentive award in the form of Meridian Stock. Such Stock Award of shares of Meridian Stock shall be valued at the Fair Market Value of such shares on the date or dates the cash compensation would otherwise be paid and shall not be subject to the restrictions set forth in Sections 6.1 - 6.6 of the Plan.

(b)  Participant Election.  With respect to paragraph (a) of this
Section 6.7, the Participant shall communicate his choice of cash or a Stock Award by an irrevocable written election delivered to the Company no later than the date or dates specified by the Committee. With respect to any Participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, such irrevocable election shall become effective no earlier than six months and one day following the date of the election; to change an election such Participant must make a new irrevocable election which shall be effective six months and one day following the date of the new irrevocable election.

                           ARTICLE VII

                    Miscellaneous Provisions

7.1 Nontransferability. No Award under the Plan shall be transferable by the Participant otherwise than by will or laws of descent and distribution or pursuant to a qualified domestic relations order. All Awards shall be exercisable or received during the Participant's lifetime only by such Participant or his Personal Representative. Any transfer contrary to this
Section 7.1 will nullify the Award.

7.2 (a) Recapitalization. The aggregate number of shares of Meridian Stock which may be the subject of an Award, the number of shares covered by each outstanding Award, and the terms thereof relating to the value of Meridian Stock, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Meridian Stock resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a share dividend, or other increase or decrease in the shares of Meridian Stock effected without receipt of consideration by the Company. In the event that, prior to the delivery by the Company of the Meridian Stock remaining under any Award, there shall be a capital reorganization or reclassification of the Company resulting in a substitution of other shares for common shares, there shall be substituted for Meridian Stock the number of substitute shares which would have been issued in exchange for the common shares then remaining under the Award if such common shares had been then issued and outstanding.

(b)  Merger, Dissolution.  If the Company shall  enter into   any
agreement providing for the merger or consolidation of the Company with or into any other person, regardless of whether or not the Company shall be the surviving or resulting corporation as a consequence of such merger or consolidation, the Company shall have the right to terminate all outstanding Agreements entered into pursuant to Awards and to thereby terminate all rights of the Participants thereunder on thirty (30) days written notice to each Participant; provided, however, that if such merger or consolidation is not consummated within 180 days from the date of the notice, all Agreements so terminated shall be deemed to have been continuously in effect since the date of execution thereof. In the event of a dissolution or liquidation of the Company, the Company shall give thirty (30) days written notice thereof to each Participant, and all rights of the Participants under all outstanding Agreements entered into pursuant to an Award shall be deemed to be terminated upon such dissolution or liquidation.
7.3 Amendment, Suspension, and Termination of Plan. (a) The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without stockholder approval, (i) except as provided in Section 7.2, materially increase the number of shares of Meridian Stock which may be issued under the Plan
(ii) materially modify the requirements as to eligibility for participation in the Plan, (iii) materially increase the benefits accruing to Participants under the Plan. (iv) make any other change that would disqualify the Plan for purposes of the exemption provided by Rule 16b3(d)(3) of the Securities and Exchange Commission, (v) reduce the Option Price of an Incentive Stock Option below the Fair Market Value of Meridian Stock on the day an Incentive Stock Option is awarded, (vi) permit the award of Tandem SARs other than in tandem with an Option, (vii) permit the exercise of an SAR during the first six months of its term except as otherwise provided herein, (viii) permit the exercise of an Option or Tandem SAR without surrender of the related Tandem SAR or Option, respectively, or (ix) extend the termination date of the Plan. No such amendment, suspension, or termination shall alter or impair any outstanding Award without the consent of the Participant affected thereby.

(b)  With  the  consent of the Participant affected thereby,  the
Committee may amend or modify any outstanding Award in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Award as so modified or amended, including without limitation, to change the date or dates as of which such Options, Tandem SARs or SARs may be exercised or to remove the restrictions on shares of Restricted Stock.

7.4 Nonuniform Determinations. The Committee's determinations under the Plan, including without limitation, (i) the determination of the Key Employees to receive Awards, (ii) the form, amount, and timing of such Awards, (iii) the terms and provisions of such Awards and (iv) the agreements evidencing the same, need not be uniform and may be made by it selectively among Key Employees who receive, or who are eligible to receive, Awards under the Plan, whether or not such Key Employees are similarly situated.

7.5  General  Restriction.  Each Award under the  Plan  shall  be subject to the condition that, if at any time the Committee shall determine that (i) the listing, registration, or qualification of the shares of Meridian Stock subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government or regulatory body, or (iii) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award shall not become exercisable in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.
7.6 Securities Act of 1933. Upon issuance of Meridian Stock to the Participant, or his heirs, the recipient of that stock shall represent that the shares of stock are taken for investment and not resale and make those other representations as may be necessary to qualify the issuance of the shares as exempt from the Securities Act of 1933 or any applicable state securities laws or to permit registration of the shares and shall represent that he or she shall not dispose of those shares in violation of the Securities Act of 1933. The Company reserves the right to place a legend on any stock certificate issued under the Plan to assure compliance with this paragraph. No shares of Meridian Stock of the Company shall be required to be distributed until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933 or any other then applicable securities law.

7.7 Withholding of Tax. (a) Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Meridian Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company shall have the right to deduct any such taxes from the salary of the Participant.

(b) Payment in Meridian Stock. A Participant my elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of
Meridian Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) sufficient to cover the amount required to be withheld, or (ii) transferring to the Company shares of Meridian Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) sufficient to cover the amount required to be withheld. With respect to any Participant who is subject to
Section 16 of the Securities Exchange Act of 1934, as amended, the following additional restrictions shall apply:

(A) The election to satisfy tax withholding obligations relating to an Award in the manner permitted by this Section
7.7 shall be made either (1) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, or (2) at least six months prior to the date as of which the receipt of such an Award first becomes a taxable event for  federal  income  tax purposes;

(B)  Such election shall be irrevocable;

(C) Such election shall be subject to the consent or disapproval of the Committee; and
(D) The Meridian Stock withheld to satisfy tax withholding must pertain to an Award which has been held by the Participant for at least six months from the date of grant of the Award.

7.8 No Right to Employment. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Company, Meridian Mutual Insurance Company, or any Subsidiary of either.

7.9 Insofar as Key Employees who are directors or officers subject to Section 16 of the Securities Exchange Act of 1934, as amended, are concerned (i) the Plan is intended to comply with all applicable conditions of Rule 16b-3 and its successors; (ii) all transactions involving Key Employees who are directors orofficers are subject to such conditions, regardless of whether such conditions are expressly set forth in the Plan; and (iii) any provision of the Plan that is contrary to a condition of Rule 16b-3 shall not apply to Key Employees who are directors or officers.

August 23, 1996


Meridian Insurance Group, Inc.
2955 North Meridian Street
Post Office Box 1980
Indianapolis, Indiana  46206-1980

Ladies and Gentlemen:

           We have examined the corporate records and proceedings of Meridian Insurance Group, Inc., an Indiana corporation (the "Company"), with respect to (a) the corporate existence of the Company, and (b) the legal sufficiency of all corporate proceedings of the Company taken in connection with the authorization, reservation for issuance, validity and nonassessability of the 750,000 Common Shares, without par value, of the Company ("Common Shares"), that may be issued under the Company's 1996 Employee Incentive Stock Plan (the "Plan"), pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement"), in connection with which this opinion is given.

           As to facts relevant to the opinions expressed herein, we have relied upon certificates, statements or representations of officers of the Company, public officials and others, without any independent verification thereof. The law covered by the opinions expressed herein is limited to the federal law of the United States and the law of the State of Indiana.

          Based upon the foregoing, we are of the opinion that:

     1. The Company is existing as a corporation under the laws of the State of Indiana.

      2. When the Registration Statement shall have become effective and the Common Shares offered pursuant thereto have been issued and sold in accordance with the terms of the Plan, such shares will be validly authorized, legally issued, and fully paid and nonassessable.

           We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Securities and Exchange Commission thereunder.

                              Yours very truly,

                              BAKER & DANIELS

                              By: /s/ Tibor D. Klopfer
                                  Tibor D. Klopfer

                           Exhibit 5






Consent of Independent Public Accountants

We consent to the incorporation by reference in Registration Statement on Form S-8 of Meridian Insurance Group, Inc. of our report, dated February 16, 1996, on our audits of the consolidated financial statements and financial statement schedules of Meridian Insurance Group, Inc. as of December 31, 1995, and 1994 and for each of the three years in the period ended December 31, 1995, which report is included in the Annual Report on Form 10-K.


                                        /s/ Coopers & Lybrand L.L.P.
                                        Coopers & Lybrand L.L.P.



Indianapolis, Indiana
August 27, 1996 (must be dated within three days of actual filing).